Exhibit 10.2

ACCOMMODATION AND SERVICES CONTRACT

This agreement Accommodation and Services ("Agreement") has been agreed and signed at the first date (1) July two thousand and ten (2010). Between:

PARTY ONE: BOYTER ISLAND PROPERTIES Inc., a company organized and existing under the laws of Grand Cayman, with its registered office and principal provisions of Ave. Romulo Betancourt No. 289, local 306, Bella Vista sector, represented by its chairman John Boyter, Danish, bearer of identity card and electoral No. 001-1854681-1, domiciled and resident in this city, as part of this agreement is referred to as "BOYTER ISLAND PROPERTIES Inc. AND / OR PART.

AND THE SECOND PARTY, SANTO PITA CORPORATION, RNC No. 130-59190-3, represented by its chairman ROSA FELIZ HABIELIA RUIZ, voter identity card No. 223-0044380-5, nationality, Dominican, domiciled and resident Second Street No. 10, Sector San Luis, Santo Domingo Este, who in that follows this contract will be called THE TENANT AND / OR THE SECOND PART. -------------------------------------------------- ----------------------------

AGREE AND COVENANT AS FOLLOWS:

PREAMBLE

BOYTER ISLAND PROPERTIES Inc. is a company that provides accommodation and offices with common administrative services ("Managed Office Services"), in the Dominican Republic in their offices, located at the address indicated above.

BOYTER ISLAND PROPERTIES Inc. has offered to provide certain services to Santo Pita CORPORATION, according to the specifications detailed below.

SANTO PITA CORPORATION is willing to receive such services under the terms and conditions of this Agreement.

Therefore, in consideration of the mutual promises contained herein and other good and valid considerations arising from the terms of the conditions of this agreement.

FIRST: BOYTER ISLAND PROPERTIES Inc. Through this agreement are committed to providing the SECOND PART hosting services and a cubicle.

Telephone services, receptionist, internet WIFI, electricity and unlimited local calls. Is established between the parties that the average consumption of excess facilities shall be apportioned among the guests Boyter Island Properties Inc.

PARAGRAPH I: is established between both parties that the services offered under the terms and conditions of this contract shall be for the sole use of Santo Pita Corporation AND ASSOCIATES.

TWO: RESPONSIBILITY: It is established between the parties that the transactions made by the tenant in this case Santo Pita CORPORATION AND ITS EMPLOYEES, within the premises of Boyter ISLAND PROPERTIES, Inc., IS THE SOLE RESPONSIBILITY OF THE TENANT.

THREE: DURATION OF AGREEMENT: This Agreement Hosting services, indefinitely, after signing this document, but effectively the first of July Two Thousand and Ten (2010). If the arrival of the term either party decides to terminate it, giving notice to the other party at least THIRTY (30) days in advance, it is renewable for similar periods with an increase rate of 10% per year.

PARAGRAPH I: is established between the parties that this agreement "Agreement" will run exclusively on the premises Boyter ISLAND PROPERTIES, Inc., under its current home in the Ave. Romulo Betancourt 289, Local 306 in Bella Vista, so any change of address Both parties acknowledge and agree to renegotiate the rent for such services in a new location if the need arises to do so.

FOURTH: AVAILABILITY, MAINTENANCE AND CARE: THE SECOND PART agrees to exert all efforts and prudent practices for the effective care and maintenance of furniture and use of all equipment, areas, property effects under PART SECOND enjoy Part of this Agreement during the term. Damage due to reasons surplus that the normal deterioration of such effects will be seen by the second part to their own care, office and account.

Boyter ISLAND PROPERTIES, Inc. is committed to exert all efforts to maintain the exceptional quality general services for higher productivity for the proper enjoyment THE SECOND PART.

FIVE: DETAILS OF BILLING. PART TWO paid to the second, the sum of ONE HUNDRED AND SEVENTY FIVE DOLLARS OF THE UNITED STATES OF AMERICA (U.S. $ 175.00) plus 16% ITBIS, or its equivalent in pesos according to the current rate of Banco Popular Dominican, which must pay month by month, without any delay, on the FIRST DAY OF EACH MONTH. Breach of this agreement is terminated. This contract, in case of delay of five (5) days, we will charge a five (5%) percent on account of default.

PARAGRAPH: Santo Pita CORPORATION agrees to pay the signing of this Agreement "Agreement" the sum of ONE HUNDRED FIFTY (U.S. $ 150.00) DOLLARS, by way of registration and legal fees.

SIX: PRESENTATION OF THE PARTIES: The parties declare mutually guarantee the following: A) The parties are companies duly organized and existing under the laws of the Dominican Republic, and have all the powers required to own their properties and to conduct business as they do at present. B) The parties own faculties, powers and authorizations required to execute and comply with the terms of this Agreement. Similarly, individuals who have signed this Agreement on behalf of each are provided with full powers granted by the competent corporate body to take any and all rights obligations enshrined in this Agreement with respect to its representations. C) The first part guarantees that the signing of this Agreement there is pending before any court, government department, embassy, embassy or government agency, arbitration, litigation, complaint or procedure against him that could affect or cause material adverse change in general conditions of this Agreement. Therefore, Boyter ISLAND PROPERTIES, Inc., guarantees the free use and enjoyment unhindered by third parties contracted facilities by this Agreement. Similarly states that they are responsible for paying all taxes and / or arbitration of any nature relating to the property covered by this Agreement.

SEVENTH: This agreement The parties agree to accept each and every one of the clauses contained in this agreement and for matters not covered in it, both parties submit to depositions set forth in the Common Law

DONE, READ AND SIGNED IN GOOD FAITH. In the city of Santo Domingo, Dominican Republic, today First (01) of June two thousand and ten (2010).

JOHN BOYTER
Boyter ISLAND PROPERTIES, Inc.
Represented by: John Boyter

ROSA FELIZ HABIELIA RUIZ
SANTO PITA CORPORATION
TENANT
Represented by: ROSA FELIZ HABIELIA RUIZ

I, DR. LINCONL MANUEL MENDEZ Notary Public Advocate with the National District, Registration No. 5625, certify and attest: That the above signatures have been placed before me, freely and voluntarily by John Boyter and ROSA FELIZ HABIELIA RUIZ above which consist general, stated that these firms are accustomed to using in the events of their lives, public and private, and therefore deserve full faith and credit in Santo Domingo, Dominican Republic, on the Fifth (5) days of the month of July, two thousand and ten (2010). ------------------------- ----------

[Notary Stamp]

DR. LINCONL MANUEL MENDEZ
DR. LINCONL MANUEL MENDEZ
NOTARY PUBLIC